Exhibit 10(www)

EXECUTION COPY

SCHEDULE

to the

MASTER AGREEMENT

dated as of October 29, 2007 between

CREDIT SUISSE INTERNATIONAL (“Party A”)

and

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC (“Party B”)

Part 1. Termination Provisions

(a)	“Specified Entity” means, in relation to Party A, None, and in relation to Party B, none.

(b)	“Specified Transaction” has its meaning as defined in Section 14.

(c)	“Cross Default” applies to both parties as amended. “Cross Default” is amended by (i) deleting the words “, or becomes capable at such time of being declared,” from Section 5(a)(vi)(1).

“Specified Indebtedness” has the meaning as defined in Section 14; provided, however, that Specified Indebtedness shall exclude, in relation to Party A, any deposit received in the ordinary course of business.

“Threshold Amount” means, with respect to Party A, an amount (including its equivalent in another currency) equal to 3% of its stockholders’ equity as reflected on its most recent audited financial statements or call reports, and with respect to Party B, $200,000,000.

(d)	“Credit Event Upon Merger” will not apply to either party.

(e)	“Automatic Early Termination” does not apply to either party.

(f)	Payments on Early Termination. Except as otherwise provided herein, “Market Quotation” and the “Second Method” apply.

(g)	“Termination Currency” means U.S. Dollars.

(h)	Additional Termination Event. The occurrence of the following shall be an “Additional Termination Event” hereunder with respect to Party B (and Party B shall be the Affected Party):

If the obligations of Party B to make all payments to Party A are not, at any time, secured by a security interest at least to the same extent (i.e. on a pari passu basis) and by the same collateral as secures, or guaranteed to the same extent as the guarantee(s) that support, the obligations of the obligor(s) to pay principal and interest under primary first-lien senior credit facilities of Party B (including any amended or successor facility in effect from time to time, the “First-Lien Credit Facilities”), in each case on terms customary for securing hedging obligations provided in the principal first-lien senior credit facilities for a major sponsor leveraged acquisition (it being understood that the reference above to “pari passu” shall mean that rights to receive payments under Transactions subject to this Agreement shall rank as obligations which are equal to the rights of lenders to receive payments under the First-Lien Credit Facilities and that the rights of Party A to receive payments under the guarantees and payments from the proceeds of the collection or sale of collateral shall be pro rata with that of the lenders under the First-Lien Credit Facilities).

(i)	Events of Default. (i) Section 5(a)(v) “Default under Specified Transaction” will not apply to Party A and will not apply to Party B and (ii) an Event of Default shall not occur with respect to a party under Section 5(a)(vi) when the failure to pay or deliver, or the default, event of default or other similar condition or event, as the case may be, arises solely (A) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to that party), or (B) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available.

Part 2. Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i) Party A makes the following representation(s):

(a) Party A makes the following Payee Tax Representations:

(1) Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized U.K. bank as defined in Section 840A of the U.K. Income and Corporation Taxes Act of 1988.

(2) Party A has been approved as a Withholding Foreign Partnership by the U.S. Internal Revenue Service.

(3) Party A’s Withholding Foreign Partnership Employer Identification Number is 98-0330001.

(4) Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

(B) Party A makes no other Payee Tax Representations.

(ii) Party B makes the following representation(s):

(A) It is a “United States person” within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended.

(B) Party B makes no other Payee Tax Representations.

Part 3. Documents

(a)	Tax Forms.

(i) Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) promptly upon reasonable demand by the other party and (B) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

(ii) Tax Forms to be Delivered by Party A:

IRS Form W8-IMY if, upon execution of this Agreement, so requested by Party B.

(iii) Tax forms to be Delivered by Party B:

None specified, unless any amount payable to Party B under this Agreement is to be paid to an account outside of the United States, in which case the tax form to be delivered by Party B shall be a correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto) that eliminates U.S. federal backup withholding tax on payments to Party B under this Agreement.

(b)	Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party.

(i) For Party A, “Closing Documents” means evidence of the authority, incumbency and specimen signature of each person executing this Agreement, any Confirmation or other document entered into in connection with this Agreement on its behalf, reasonably satisfactory in form and substance to Party B.

(ii) For Party B, “Closing Documents” means (A) a copy, certified by the secretary or assistant secretary of Party B, of the resolutions of Party B’s board of directors authorizing the execution, delivery and performance by Party B of this Agreement and authorizing Party B to enter into Transactions hereunder and (B) a duly executed certificate of the secretary or assistant secretary of Party B certifying the name, true signature and authority of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4. Miscellaneous

(a)	Addresses for Notices.

(i) For purposes of Section 12(a) of this Agreement, all notices to Party A shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified by Party A in the relevant Confirmation (or as specified below if not specified in the relevant Confirmation), provided that any notice under Section 5 or 6 of this Agreement shall be sent to Party A at its head office address specified below.

(1)	Address for notices or communications to Party A:

Address:	Credit Suisse International
One Cabot Square
London E14 4QJ
England

Attention:	(A) Head of Credit Risk Management;
(B) Global Head of OTC Operations – Operations Department;
(C) General Counsel Europe – Legal and Compliance Department

Swift:	Credit Suisse International CSFP GB2L

(2)	For the purposes of facsimile notices or communications under this Agreement;

   Facsimile: +44 (20) 7888 2686

   Attention: General Counsel Europe – Legal and Compliance Department

   Telephone number for oral confirmation of receipt of facsimile in legible form under this

   Agreement: +44 (20) 7888 4465. Designated responsible employee for the purposes of

   Section 12(a)(iii): Senior Legal Secretary.

With a copy to:

   Facsimile: +44 (20) 7888 3715

   Attention: Head of Credit Risk Management

With a copy to:

   Facsimile: +44 (20) 7888 3715

   Attention: Global Head of OTC Operations – Operations Department.

(ii) For purposes of Section 12(a) of this Agreement, all notices to Party B shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified by Party B in the relevant Confirmation (or as specified below if not specified in the relevant Confirmation), provided that any notice under Section 5 or 6 of this Agreement shall be sent to Party B at its head office address specified below.

Head Office

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

1601 Bryan

Dallas, TX, 75201

Attention: Treasurer

Fax: (214) 812-4097

Phone: (214) 812-4728

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement, Party A appoints as its Process Agent:

Address:	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Attention:	General Counsel, Legal and Compliance Department

Party B appoints as its Process Agent: Not applicable

(c)	Offices. Section 10(a) applies.

(d)	Multibranch Party.

(i) Party A is not a Multibranch Party and will act through its London Office. If any Confirmation for a Transaction is sent or executed by Party A without specifying its Office, it will be presumed that Party A’s Office for that Transaction is its London Office.

(ii) Party B is not a Multibranch Party.

(e)	“Calculation Agent” means Party A.

(f)	“Credit Support Document”: means for Party A: None, and for Party B: None.

(g)	“Credit Support Provider”: means for Party A: None, and for Party B: None.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied).

(i)	Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement or any Transaction.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply to any Transactions from the date of this Agreement. Nevertheless, to reduce settlement risk and operational costs, the parties agree that they will endeavor to net across as many Transactions as practicable whenever the parties can administratively do so.

(k)	“Affiliate” has its meaning as defined in Section 14, in the case of Party A, and shall mean any entity controlled, directly or indirectly, by Party B, in the case of Party B. For this purpose, “control” of an entity means ownership of a majority of the voting power of such entity or the power to elect a majority of the board of directors or other governing body or such entity.

Part 5. Other Provisions

(a)	ISDA Publications. 2006 ISDA Definitions. This Agreement and each Transaction are subject to the 2006 ISDA Definitions (including its Annex) published by the International Swaps and Derivatives Association, Inc. (together, the “2006 ISDA Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions. The provisions of the 2006ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions. The provisions of this Agreement (exclusive of the 2006 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2006 ISDA Definitions.

(b)	Additional Representations. In addition to the representations under Section 3, the following representations will apply:

(i) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into this Agreement that:

(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Agreement and each Transaction and as to whether this Agreement and each Transaction is appropriate or proper for it based solely upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party or any of its affiliates (or its respective representatives) as investment advice or as a recommendation to enter into this Agreement and each Transaction, it being understood that information and explanations related to the terms and conditions of this Agreement and each Transaction will not be considered investment advice or a recommendation to enter into this Agreement and each Transaction. No communication (written or oral) received from the other party or any of its affiliates (or its respective representatives) will be deemed to be an assurance or guarantee as to the expected results of this Agreement and each Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction based solely upon its own evaluation of this Agreement and each Transaction (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) or that of its own advisers. It is also capable of assuming, and assumes, the risks of this Agreement and each Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of this Agreement or any Transaction.

(4)	No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

(ii) Eligibility. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act.

(iii) ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

(c)

Set-off. Any amount (“Early Termination Amount”) payable to one party (“Payee”) by the other party (“Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by means of set off against any amount(s) (“Other Agreement Amount”) payable by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by the Payee to, or in the favor of, the Payer or any Affiliate of the

Payer (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this paragraph.

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(d)	Change of Account or Office. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(e)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any Transaction or potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that such recordings may be submitted in evidence in any Proceedings.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

CREDIT SUISSE INTERNATIONAL

By:	/s/ Barry Dixon
Name:	Barry Dixon
Title:	Authorized Signatory

By:	/s/ Vittorio Scialoja
Name:	Vittorio Scialoja
Title:	Authorized Signatory

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer and Assistant Secretary